Exhibit 99.1

Pediatric Services of America, Inc. Announces

Second Quarter Results For Fiscal Year 2004

Company Reports 33% Increase in Year Over Year Quarterly Operating Income and

Reaffirms 2004 Earnings Guidance

Norcross, GA. — (BUSINESS WIRE) — May 11, 2004 . . . Pediatric Services of America, Inc. (Nasdaq:PSAI) announces financial results for the second quarter of fiscal year 2004.

Highlights

(in millions, except per share data)

	Q2 FY04	Q2 FY03	% Change
Net revenue	$61.0	$53.6	14%
Operating income	$3.2	$2.4	33%
Diluted EPS	$0.21	$0.16	31%

Second Quarter Financial Results

The highlights of the Company’s Fiscal 2004 second quarter results included:

•	A year over year increase in quarterly net revenue of 14%

•	A year over year increase in quarterly operating income of 33%

•	A year over year increase in quarterly diluted EPS of 31%

For the second quarter of fiscal 2004, net revenue increased 14% to $61,033,000 from $53,637,000 in the same period of fiscal year 2003. Operating income increased 33% to $3,151,000 for the second quarter of fiscal year 2004 as compared to $2,370,000 for the second quarter of fiscal year 2003. Net income was $1,576,000 for the second quarter of fiscal year 2004 as compared to net income of $1,128,000 for the second quarter of fiscal year 2003. Diluted net income per share was $0.21 in the second quarter of fiscal year 2004 as compared to $0.16 for the second quarter of fiscal year 2003.

For the six months ended March 31, 2004, net revenue increased 14% to $120,863,000 from $106,199,000 in the same period of fiscal year 2003. Operating income increased 35% to $6,206,000 for the six months ended March 31, 2004 as compared to $4,588,000 for the six months ended March 31, 2003. Net income was $3,149,000 for the six months ended March 31, 2004 as compared to net income of $2,098,000 for the six months ended March 31, 2003. Diluted net income per share was $0.43 in the six months ended March 31, 2004 as compared to $0.30 for the six months ended March 31, 2003.

Joseph D. Sansone, President and CEO of the Company stated, “We are pleased with our operating results for the second quarter of fiscal 2004. We experienced revenue gains in each of our three business segments, as compared to the first quarter of 2004. Our Pharmacy segment revenues increased $0.1 million and our Respiratory Therapy and Equipment Services segment revenues increased approximately $0.5 million. Our Nursing/PPEC segment revenues increased approximately $0.6 million, despite a decline from 92 to 91 calendar days in the quarter. Sequential cash collections increased 8% as we made progress with key payors. Cash flow from operating activities this quarter was also strong.”

Mr. Sansone added, “We reaffirm our fiscal 2004 earnings guidance of $.81 - $.85 per diluted share, again conditioned upon successful resolution of Georgia Medicaid’s claim processing problems, without further impact to our allowance for doubtful accounts.”

Growth Opportunities

The Company believes that it is well positioned to sustain its current growth initiatives, as well as explore future growth opportunities. The Company’s growth plans are based on a strategic platform defined as a market matrix approach to development, which is to provide a combination of products and services in the local markets it serves, including: pediatric private duty nursing, pediatric day treatment centers (PPECs), respiratory therapy services and medical equipment, pharmaceuticals and related supplies. The Company believes this approach leverages its capabilities to achieve the local market density necessary to favorably impact payor reimbursement rates and patient referrals. The Company is evaluating its capital structure alternatives to position itself to support its growth objectives.

Following a solid six months in fiscal 2004 as the Company concentrated on existing operations and planned start-ups, the Company remains comfortable with its plans to explore growth opportunities. To update the Company’s objectives for 2004:

•	The Company intends to continue to focus on local market opportunities. In addition, the Company seeks to enhance its same store internal growth plans with the results of its managed care marketing strategy.

•	The Company also plans to grow through accretive acquisitions and is pleased with its current pipeline of candidates.

•	The Company plans to have an additional PPEC center open and operating in fiscal year 2004.

Medicaid

As previously discussed, Georgia Medicaid’s contractor (the “Contractor”) missed the original implementation date of October 1, 2002 and delayed the “go live” date until April 1, 2003 for its new Multi Health Network system (“MHN”). Due to numerous setbacks with the MHN system since the implementation date of April 1, 2003, the State has been making prospective payments in lieu of final claim resolution to a number of its providers. Most of these payments do not contain adequate information to properly apply and reconcile the Company’s account receivable balances. Georgia Medicaid is an important customer of the Company and represents approximately 6.0% of the Company’s annual revenue.

The Company’s most recent steps to mitigate risks associated with Georgia Medicaid include:

•	Engaged external expert legal counsel and on January 23, 2004 met in person with the Director of Georgia Medicaid and appropriate members of his staff to explain, in detail, how the MHN system failures impact the specific categories of products and services that the Company provides.

•	Formed a team with dedicated Company personnel and requested to be given guaranteed access to the appropriate department heads at the state to define a methodology to reconcile the Company’s records of products and services provided and prospective payments received, as well as to define a “go forward” strategy for existing and future patients.

•	Worked with Georgia Medicaid to expand the Durable Medical Equipment (DME) miscellaneous supply billing codes into numerous separate and distinct billing codes effective April 1, 2004. These new codes will allow all providers to bill for DME supplies that historically shared a common code.

•	The Company is still working with the State to correct conflicts between provider numbers, category of service, membership identification, units of measure, authorized duration of service and corresponding procedure codes within its authorization module. The resolution of these issues should allow claims to be processed and properly reimbursed.

While the Company is optimistic with the level of the State Director’s cooperation received to date, the Company deemed it necessary to significantly increase its provision for doubtful accounts in the three and six months ended March 31, 2004 as compared to the three and six months ended March 31, 2003.

HIPAA

With the passage of the October 16, 2003 deadline requiring that covered entities, including the Company, transmit claims and related healthcare information in standardized formats and data sets, many payors, including most state Medicaid agencies, remain in non-compliance. There is uncertainty as to when these payors will achieve compliance and discontinue their use of non-compliant systems. These uncertainties, which are outside the control of the Company were a contributing factor to the amount of cash collections in the six months ended March 31, 2004. If not corrected, continued decreases in cash collections could have a materially adverse effect on the Company’s financial position.

Conference Call

A conference call to discuss these results has been scheduled for Tuesday May 11, 2004 at 10:00 a.m. ET. The dial-in number for all Participants is 800-374-1702. Note: To join the Q&A session, please press asterisk followed by 1. If you are unable to listen to the live broadcast, replays of the conference call will be available for 30 days by dialing 800-642-1687. To connect with the replay of the conference call, please refer to the Pediatric Services of America, Inc. Earnings Call, Passcode: 7041084 #.

PSAI provides comprehensive pediatric home health care services through a network of over 120 branch offices in 22 states, including satellite offices and branch office start-ups. Through these offices PSAI provides a combination of services, including pediatric private duty nursing, pediatric day treatment centers (PPECs), pharmacy services and home medical equipment.

Additional information on PSAI may be found on the Company’s website at http://www.psakids.com.

NOTE: This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to future financial performance of Pediatric Services of America, Inc. (the “Company”). When used in this press release, the words “may,” “targets,” “goal,” “could,” “should,” “would,” “believe,” “feel,” “expects,” “anticipate,” “estimate,” “intend,” “plan,” “potential” and similar expressions may be indicative of forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company’s control. The Company cautions that various factors, including the factors described hereunder and those discussed in the Company’s other filings with the Securities and Exchange Commission, as well as general economic conditions, industry trends, the Company’s ability to collect for equipment sold or rented, assimilate and manage previously acquired field operations, collect accounts receivable, including receivables related to acquired businesses and receivables under appeal, hire and retain qualified personnel and comply with and respond to billing requirements issues, including those related to the Company’s billing and collection system, nurse shortages, competitive bidding, HIPAA regulations, Average Wholesale Price (“AWP”) reductions, adverse litigation, workers’ compensation losses, availability and cost of medical malpractice insurance and reduced state funding levels and nursing hours authorized by Medicaid programs, and the impact of changes resulting from the recently enacted Medicare Act, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Contact:	Pediatric Services of America, Inc.
Joseph D. Sansone President/CEO
or
James M. McNeill, Sr. Vice President/CFO
(770) 441-1580
or
Brian Ritchie, Euro RSCG Life NRP
(212) 845-4269

PEDIATRIC SERVICES OF AMERICA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

	Three Months Ended March 31,		Six Months Ended March 31,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	2004	2003	2004	2003
Net revenue	$61,033	$53,637	$120,863	$106,199
Costs and expenses:
Costs of goods and services	34,322	29,640	67,618	58,209
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	10,604	10,169	20,826	20,107
Business insurance	2,295	1,736	4,278	3,597
Overhead	3,973	3,890	8,145	7,839

Other operating costs and expenses	16,872	15,795	33,249	31,543
Corporate, general and administrative
Salaries, wages and benefits	3,588	3,369	7,145	6,831
Business insurance	43	78	87	167
Professional services	634	512	1,154	927
Overhead	853	728	1,587	1,450

Corporate, general and administrative	5,118	4,687	9,973	9,375
Provision for doubtful accounts	656	132	2,039	411
Depreciation and amortization	914	1,013	1,778	2,073

Total costs and expenses	57,882	51,267	114,657	101,611

Operating income	3,151	2,370	6,206	4,588
Other income	—	43	4	43
Early extinguishment of debt	—	31	—	31
Interest income	6	35	49	66
Interest expense	(583)	(620)	(1,115)	(1,270)

Income before income tax expense	2,574	1,859	5,144	3,458
Income tax expense	998	731	1,995	1,360

Net income	$1,576	$1,128	$3,149	$2,098

Basic net income per share data:
Net income	$0.23	$0.16	$0.46	$0.31

Diluted net income per share data:
Net income	$0.21	$0.16	$0.43	$0.30

Weighted average shares outstanding:
Basic	6,920	6,858	6,901	6,852

Diluted	7,430	7,063	7,340	7,071

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	March 31, 2004	September 30, 2003
	(Unaudited)
Cash and cash equivalents	$5,291	$9,171
Accounts receivable, less allowance for doubtful accounts	45,540	37,043
Long-term obligations, net of current maturities	20,447	20,515
Total stockholders’ equity	64,495	61,064

	Nursing and PPEC	Pharmacy	Respiratory Therapy, Equipment & Services	Consolidated Total
Three Months Ended March 31, 2004

Net revenue	$26,603	$21,819	$12,611	$61,033

Costs of goods and services
Nursing and therapist salaries, wages, benefits and supplies	15,807	230	262	16,299
Pharmacy product and supplies	—	14,374	806	15,180
Intercompany profit (loss)	—	350	(350)	—
Disposables and supplies	17	146	2,680	2,843

Total cost of goods and services	15,824	15,100	3,398	34,322
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	4,957	1,752	3,895	10,604
Business insurance	1,480	272	543	2,295
Overhead	1,689	760	1,524	3,973

Total operating costs and expenses	8,126	2,784	5,962	16,872

Provision for doubtful accounts	181	139	336	656
Depreciation	84	53	633	770

Branch office contribution margin	$2,388	$3,743	$2,282	$8,413

	Nursing and PPEC	Pharmacy	Respiratory Therapy, Equipment & Services	Consolidated Total
Three Months Ended March 31, 2003

Net revenue	$25,745	$15,911	$11,981	$53,637

Costs of goods and services
Nursing and therapist salaries, wages, benefits and supplies	15,540	126	301	15,967
Pharmacy product and supplies	—	10,144	765	10,909
Intercompany profit (loss)	—	267	(267)	—
Disposables and supplies	17	240	2,507	2,764

Total cost of goods and services	15,557	10,777	3,306	29,640
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	4,634	1,835	3,700	10,169
Business insurance	1,082	221	433	1,736
Overhead	1,537	708	1,645	3,890

Total operating costs and expenses	7,253	2,764	5,778	15,795

Provision for doubtful accounts	117	95	(80)	132
Depreciation	71	40	662	773

Branch office contribution margin	$2,747	$2,235	$2,315	$7,297

	Three Months Ended March 31,
	2004	2003
Total profit for reportable segments	$8,413	$7,297

Corporate, general and administrative	(5,118)	(4,687)
Corporate depreciation and amortization	(144)	(240)
Other income	—	43
Early extinguishment of debt	—	31
Interest income	6	35
Interest expense	(583)	(620)

Income before income tax expense	$2,574	$1,859

	Nursing and PPEC	Pharmacy	Respiratory Therapy, Equipment & Services	Consolidated Total
Six Months Ended March 31, 2004

Net revenue	$52,616	$43,487	$24,760	$120,863

Costs of goods and services
Nursing and therapist salaries, wages, benefits and supplies	31,059	470	507	32,036
Pharmacy product and supplies	2	28,197	1,627	29,826
Intercompany profit (loss)	—	720	(720)	—
Disposables and supplies	38	313	5,405	5,756

Total cost of goods and services	31,099	29,700	6,819	67,618
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	9,798	3,433	7,595	20,826
Business insurance	2,758	511	1,009	4,278
Overhead	3,557	1,478	3,110	8,145

Total operating costs and expenses	16,113	5,422	11,714	33,249

Provision for doubtful accounts	515	520	1,004	2,039
Depreciation	167	100	1,226	1,493

Branch office contribution margin	$4,722	$7,745	$3,997	$16,464

	Nursing and PPEC	Pharmacy	Respiratory Therapy, Equipment & Services	Consolidated Total
Six Months Ended March 31, 2003

Net revenue	$50,673	$31,585	$23,941	$106,199

Costs of goods and services
Nursing and therapist salaries, wages, benefits and supplies	30,542	343	487	31,372
Pharmacy product and supplies	—	19,786	1,490	21,276
Intercompany profit (loss)	—	652	(652)	—
Disposables and supplies	41	518	5,002	5,561

Total cost of goods and services	30,583	21,299	6,327	58,209
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	9,089	3,601	7,417	20,107
Business insurance	2,234	464	899	3,597
Overhead	2,998	1,760	3,081	7,839

Total operating costs and expenses	14,321	5,825	11,397	31,543

Provision for doubtful accounts	9	(13)	415	411
Depreciation	144	85	1,350	1,579

Branch office contribution margin	$5,616	$4,389	$4,452	$14,457

	Six Months Ended March 31,
	2004	2003
Total profit for reportable segments	$16,464	$14,457

Corporate, general and administrative	(9,973)	(9,375)
Corporate depreciation and amortization	(285)	(494)
Other income	4	43
Early extinguishment of debt	—	31
Interest income	49	66
Interest expense	(1,115)	(1,270)

Income before income tax expense	$5,144	$3,458